Exhibit 3.97

Filed this 12th day of
Applicant’s Account No.		April, 1982, A.D. XXXI

DSCB-BCL–204 (Rev. 8-72)		Commonwealth of Pennsylvania Department of State

Filing Fee: $75 AIB-7	82-17 1593

Articles of Incorporation– Domestic Business Corporation	COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU	/s/ Illegible Signature

Secretary of the Commonwealth slg

In compliance with the requirements of section 294 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. §1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1. The name of the corporation is:

Southwood Psychiatric Hospital, Inc.

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

110 Ft, Couch Road
(NUMBER)	(STREET)

Pittsburgh	Pennsylvania	15241

(CITY)	(ZIP CODE)

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

The corporation shall have unlimited power to engage in and do any or all lawful business for which corporations may be incorporated under the Business Corporation Law, Act of May 5, 1933, (P.L. 364), as amended, including, without limitation, the power to engage in manufacturing of any nature whatsoever.

4. The term for which the corporation is to exist is: Perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is:

Five Hundred Thousand (500,000) shares of common stock, each such share having a par value of One Dollar ($1.00).

form 4

Certification#: 9824471-1 Page 1 of 5

        Printed and Sold By P.O. Naly Co., 427 Fourth Ave., Pgh., Pa. 15219

82-17    1594

DSCB-BCL–204 (Rev. 8-72)-2

6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

NAME	ADDRESS (Including street and number, If any)	NUMBER AND CLASS OF SHARES
Gregory A. Harbaugh	2990 U.S. Steel Building	One (1) share, common
Pittsburgh, PA 15219

IN TESTIMONY WHEREOF, the incorporated(s) has (have) signed and sealed these Articles of Incorporation this 6th day of April, 1982.

(SEAL)	/s/ Gregory A. Harbaugh	(SEAL)
Gregory A. Harbaugh

(SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

A.	For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

B.	One or more corporations or natural persons of full age may incorporate a business corporation.

C.	Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9 ... etc.

D.	The following shall accompany this form:

(1)	Three copies of Form DSCB:BCL—206 (Registry Statement Domestic or Foreign Business Corporation).

(2)	Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name).

(3)	Any necessary governmental approvals.

E.	BCL §205 (15 Pa. S. §1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

Certification#: 9824471-1 Page 2 of 5

82-17 1595

Commonwealth of Pennsylvania

Department of State

CERTIFICATE OF INCORPORATION

Office of the Secretary of the Commonwealth

To All to Whom These Presents Shall Come, Greeting:

Whereas, Under the provisions of the Laws of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a “Certificate of Incorporation” evidencing the incorporation of an entity.

Whereas, The stipulations and conditions of the Law have been fully complied with by

SOUTHWOOD PSYCHIATRIC HOSPITAL, INC.

Therefore, Know Ye, That subject to the Constitution of this Commonwealth, and under the authority of the Laws thereof. I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.

Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements, and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 12th day of April in the year of our Lord one thousand nine hundred and eighty - two and of the Commonwealth the two hundred sixth.

/s/ Illegible Signature

Secretary of Commonwealth

MAY-22-2003 15:47	CT CORPORATION	7137591950 P.02/03

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa.C.S.)

☒ Domestic Business Corporation (§ 1507)
Entity Number 000753684	☐ Foreign Business Corporation (§ 4144) ☐ Domestic Nonprofit Corporation (§ 5507) ☐ Foreign Nonprofit Corporation (§ 6144)
☐ Domestic Limited Partnership (§ 8506]

Name	Document will be returned to the name and address you enter to the left

Address	ï
City State Zip Code

Fee: $52	Filed in the Department State on

/s/ Illegible Signature
Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions of 15 Pa.CS. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1.	The name is:

Southwood Psychiatric Hospital, Inc.

2.	The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and street 110 FT. Couch Road	City Pittsburgh	State PA	Zip 15241	County Pittsburgh

(b) Name of Commercial Registered Office Provider c/o:				County

3.	Complete part (a) or (b):

(a)	The address to which the registered office of the corporation or limited partnership in this Common wealth is this to be changed is:

Number and street	City	State	Zip	County

(b)	The registered office of the corporation or limited partnership shall be provided by:

c/o: C T Corporation System	Philadelphia
Name of Commercial Registered Office Provider	County

MAY-22-2003 16:22	7137591950	95%	P.02

Certification#: 9824471-1     Page 4 of 5

MAY-22-2003 15:48	CT CORPORATION	7137591950 P.03/03

DSCB:15-1507/4144/5507/6144/8506-2

4.	Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this
20th day of May, 2003.

Southwood Psychiatric Hospital, lnc.
Name of Corporation/Limited Partnership

/s/ John Little
Signature

John Little, General Counsel
Title

MAY-22-2003 16:22	7137591950	95%	TOTAL P.03 P.03

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